UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 28, 2025

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave.,	Cleveland,	Ohio	44105
(Address of principle executive offices)			(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
Common Stock, par value $0.01 per share	TFSL	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On August 28, 2025, the Board of Directors of TFS Financial Corporation (the “Company”) declared a cash dividend of $0.2825 per share of common stock. The dividend is payable on September 24, 2025 to shareholders of record as of September 10, 2025. A press release announcing the details of the dividend declaration is attached as exhibit 99.1.
Third Federal Savings and Loan Association of Cleveland, MHC (the “MHC”), the mutual holding company of the Company and owner of 227,119,132 shares, or 80.9% of the Company’s common stock outstanding, has waived its right to receive the dividend on its shares.
On July 8, 2025, the MHC received the approval of its members (depositors and certain loan customers of the Association) with respect to the waiver of dividends, and subsequently received the non-objection of the Federal Reserve Bank of Cleveland, to waive receipt of dividends on the Company’s common stock the MHC owns up to an aggregate amount of $1.13 per share during the twelve months subsequent to the members' approval (ie., through July 8, 2026). The MHC previously waived the receipt of dividends paid by the Company in an aggregate amount of $1.13 per share during the four quarters ending June 30, 2025.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2025, the Board of Directors of Third Federal Savings and Loan Association of Cleveland (the "Association"), the Thrift subsidiary of TFS Financial Corporation, approved certain leadership changes to be effective as of September 1, 2025. The Board appointed Andrew J. Rubino, who currently serves as the Association’s Chief Information Officer, to the role of Chief Operating Officer. Additionally, the Board appointed Michael J. Carfagna as the Association’s Chief Information Officer. Mr. Carfagna currently serves as the Information Systems manager for the Association.

Both Mr. Rubino and Mr. Carfagna are provided benefits commensurate with those provided to similarly situated associates and are not party to any transactions with the Company or the Association that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. A press release announcing details of the leadership changes is attached as exhibit 99.1

FORM 8-K EXHIBIT INDEX

Exhibit No.

99.1    Press Release dated August 28, 2025
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)
Date: August 28, 2025	By:	/s/ Meredith S. Weil
Meredith S. Weil
Chief Financial Officer